Exhibit 99.1

News Release—November 3, 2011

CUBESMART DELIVERS 38% FFO PER SHARE GROWTH,

4.0% SAME-STORE REVENUE GROWTH AND 7.9% NOI GROWTH---

RAISES FULL-YEAR EARNINGS GUIDANCE

WAYNE, PA — (MARKET WIRE) — November 3, 2011 — CubeSmart (NYSE: CUBE) announced its operating results for the three and nine months ended September 30, 2011.

“This past quarter has been transformational for our Company as we introduced our new brand, achieved an investment grade credit rating on our balance sheet and continued the dramatic improvement in the quality of our portfolio through our acquisition and disposition activities,” said CubeSmart Chief Executive Officer Dean Jernigan.  “Not to be overshadowed however, our third quarter operating results demonstrate the strength of both storage fundamentals generally and our portfolio specifically.  Our top line grew from a combination of occupancy gains and increased rental rates to both new and existing customers.”

Key Highlights

•                  Funds from Operations (“FFO”)

•                  FFO of $0.18 per share for the three months ended September 30, 2011, representing 38% growth compared to $0.13 per share reported for the three months ended September 30, 2010.

•                  Same-store Revenue (332 same-store facilities)

•                  3rd quarter - Same-store total revenue increased 4.0% from the third quarter of 2010.

•                  Nine months ended - Same-store total revenue increased 3.7% in 2011 over 2010.

•                  Same-store Property Operating Expenses

•                  3rd quarter - Same-store property operating expenses decreased 2.1% compared to the third quarter of 2010.

•                  Nine months ended - Same-store property operating expenses increased 0.6% from 2010 to 2011.

•                  Same-store Net Operating Income (“NOI”)

•                  3rd quarter - Same-store NOI increased 7.9% from the third quarter of 2010.

•                  Nine months ended - Same-store NOI increased 5.8% from the first nine months of 2010.

•                  Same-store Physical Occupancy

•                  At September 30, 2011, ending physical occupancy increased 310 basis points to 80.8% compared to 77.7% at September 30, 2010.

•                  3rd quarter - Average physical occupancy was 80.8% for the third quarter of 2011 on the same-store facilities, an increase of 260 basis points compared to 78.2% for the third quarter of 2010.

•                  Nine months ended - Average physical occupancy was 78.7% for the nine months ended September 30, 2011 on the same-store facilities compared to 76.8% for the nine months ended September 30, 2010.

•                  Ending sequential quarterly occupancy increased 100 basis points (80.8% as of September 30, 2011 compared to 79.8% as of June 30, 2011) compared to a decrease of 10 basis points in the same period last year (77.7% as of September 30, 2010 compared to 77.8% as of June 30, 2010).

•                  Acquisition Activity

•                  3rd quarter - The Company acquired four storage facilities for an aggregate investment of $20.6 million.

•                  Nine months ended — The Company acquired nine storage facilities for an aggregate investment of $80.4 million.

•                  Disposition Activity

•                  3rd quarter - The Company sold 18 assets located in Ohio and Indiana for $43.5 million.

•                  Joint Venture Activity

•                  3rd quarter - The Company acquired a 50% interest in a partnership which owns nine facilities located in New York, New Jersey, Pennsylvania, Virginia and Florida. The total capitalization of the venture is approximately $90.0 million and the Company’s investment in the partnership is $15.4 million.

•                  Third Party Management

•                  3rd quarter - the Company was awarded new management contacts related to 19 self-storage facilities during the quarter.

•                  Nine months ended — the Company was awarded new management contacts related to 28 self-storage facilities year to date.

•                  At September 30, 2011, the Company managed 103 properties totaling 6.5 million square feet for third parties.

•                  Investment Grade Rating

•                  In July, Moody’s Investors Services assigned the Company’s operating partnership, CubeSmart L.P., a Baa3 issuer rating with a stable outlook.

Funds from Operations

FFO for the third quarter of 2011 was $18.8 million, compared to $13.1 million for the third quarter of 2010.  FFO per share was $0.18 per share for the third quarter of 2011, compared to $0.13 per share for the same quarter of last year.

Storage Deluxe Acquisition

On October 24, 2011, the Company entered into a contract to acquire 22 Class A self-storage facilities containing approximately 1.6 million square feet from Storage Deluxe for total consideration of $560 million, including the assumption of $88 million of existing secured indebtedness. Following the closing of the transaction, the Company will be the largest owner, by number of assets, of self-storage facilities in New York City, with a total of 21 owned facilities.

CubeSmart’s President and Chief Investment Officer Christopher Marr said, “This transaction accelerates the transition that management began in 2008, further improving the overall quality of our portfolio, including its demographics, margins and rent per square foot. Going forward, more than 60% of our portfolio net operating income will be derived from our core markets, a 43% improvement from January 2008.  The New York, Miami, Washington DC, Chicago and Dallas metro areas will be our top 5 markets upon completion of this acquisition.”

On November 3, 2011, the Company closed on the purchase of the 16 unencumbered assets for an aggregate purchase price of $357.3 million.  The Company expects to close on the remaining 6 encumbered assets during the first quarter of 2012 for a purchase price of $202.7 million.

In connection with entering into the contract to acquire the Storage Deluxe portfolio, the Company completed a public offering of common shares and a public offering of Series A Preferred Shares.

On October 28, 2011, the Company completed its public offering of 23,000,000 common shares at a public offering price of $9.20, which reflects the full exercise by the underwriters of their option to purchase 3,000,000 shares to cover over-allotments.  The Company received approximately $202.4 million in net proceeds from the offering after deducting the underwriting discount and other estimated offering expenses.

On November 2, 2011, the Company completed its public offering of 2,800,000 shares of its newly issued 7.75% Series A Cumulative Redeemable Preferred Shares at a price of $25.00 per share for net proceeds of approximately $67.5 million, after deducting the underwriting discount and other estimated offering expenses.  The Company granted the underwriters of the offering a 30-day option to purchase up to an additional 420,000 shares.

CubeSmart President and Chief Investment Officer Christopher Marr continued, “Following the announcement of the transaction on October 24th, we have raised $270 million of permanent capital with our common and preferred share offerings.  We are focused on raising the balance of the permanent financing by the end of the year and expect that to be comprised primarily of unsecured bank term loans.”

Same-Store Results

The Company’s same-store pool at September 30, 2011 represented 332 facilities containing approximately 21.9 million rentable square feet and included approximately 93.9% of the aggregate rentable square feet of the Company’s 353 owned facilities.  These same-store facilities represent approximately 91.3% of property net operating income for the quarter ended September 30, 2011.

The same-store physical occupancy at period end for the third quarter of 2011 was 80.8% compared to 77.7% for the same quarter of last year.  Same-store net rental income for the third quarter of 2011 increased 2.6%, same-store total revenues increased 4.0% and same-store operating expenses decreased 2.1% over the same quarter in 2010.  Same-store net operating income increased 7.9% compared to the same quarter of 2010.

For the nine months ended September 30, 2011, same-store total revenues, operating expenses and net operating income increased 3.7%, 0.6%, and 5.8%, respectively, as compared to the results for the nine months ended September 30, 2010.  Average physical occupancy of the same-store pool for 2011 was 78.7% as compared to 76.8% during 2010.

Balance Sheet

At September 30, 2011, the Company had three $100 million unsecured term loans outstanding, maturing in 2013, 2016 and 2018, and the Company had no amounts drawn on its $250 million revolving credit facility.

During the nine months ended September 30, 2011, the Company repaid $2.7 million of secured loans that had maturity dates in 2011 and $30.7 million of secured loans that had maturity dates in 2014.

Investment Grade Rating

On July 13, 2011, the Company announced that its operating partnership, CubeSmart L.P., was assigned a Baa3 issuer rating by Moody’s Investors Service with a stable outlook.

Additional information regarding CubeSmart’s rating assignment can be found in the Moody’s press release dated July 13, 2011 available on Moody’s website at www.moodys.com.  None of the information on Moody’s website, including the press release, is incorporated by reference into or is otherwise a part of this press release.  The rating is subject to revision or withdrawal at any time by the rating agency and is not a recommendation to buy, sell or hold securities.

Operating Results

The Company reported net income attributable to the Company of $6.8 million or $0.07 per common share in the third quarter of 2011, compared to a net loss attributable to the Company of $1.5 million or $0.02 per common share in the third quarter of 2010.  Total revenues increased $6.7 million and total property operating expenses increased $1.8 million in the third quarter of 2011, compared to the same period in 2010. Increases in total revenues are attributable to increased occupancy levels in the same-store portfolio, revenues generated from property acquisitions and increased revenues generated from our third-party management business.  Increases in total property operating expenses are attributable to $2.2 million of increased expenses associated with newly acquired properties.

Interest expense decreased approximately $1.2 million in the third quarter of 2011, compared to the third quarter of 2010, primarily related to approximately $120 million of net mortgage loan repayments during the period from July 1, 2010 through September 30, 2011.

The Company’s third quarter results include $0.4 million of income from discontinued operations and $3.5 million of net gain on disposition of discontinued operations related to the disposition of 18 facilities during August 2011.

The Company’s 353 owned facilities, containing 23.3 million rentable square feet, had a physical occupancy at September 30, 2011 of 80.4% and an average physical occupancy for the quarter ended September 30, 2011 of 80.4%.

Quarterly Dividend

On August 3, 2011, the Company declared a dividend of $0.07 per share. The dividend was paid on October 22, 2011, to shareholders of record on October 7, 2011.

2011 Financial Outlook

“Our third quarter performance was at the high end of our expectations entering the quarter across all of our key operating metrics.  Our year-to-date performance has again led to upward revisions in our internal growth assumptions and our FFO per share expectations,” said Timothy Martin, CubeSmart Chief Financial Officer. “Our fourth quarter and full year guidance contemplates the impact of today’s closing of the first $357.3 million tranche of our Storage Deluxe acquisition, as well as the impact of our recently closed sales of both common and preferred shares.  Our guidance excludes the fourth quarter impact of acquisition related closing costs as well as period costs associated with financing and refinancing activity.”

The Company is adjusting its previously issued estimates as well as the underlying same-store assumptions and now expects that its fully-diluted FFO per share for 2011 will be between $0.62 and $0.63 (versus previous estimate of $0.60 to $0.63 per share), and that its fully-diluted net income per share for the period will be between $0.06 and $0.07.  The Company’s estimate is based on the following key assumptions:

•                  For 2011, the same-store pool consists of 332 assets totaling 21.9 million square feet

•                  Same-store revenue growth increased to a current assumption of 3.6% to 3.8% over 2010 (previously 3.5% to 3.8%)

•                  Same-store expense growth decreased to a current assumption of 0.75% to 1.25% over 2010 (previously 1.0% to 2.0%)

•                  Same-store net operating income growth increased to a current assumption of 5.25% to 5.75% over 2010 (previously 4.5% to 5.5%)

•                  General and administrative expenses of approximately $25.0 million to $26.0 million (previously $25.5 million to $26.5 million)

•                  Guidance does not include the fourth quarter impact of acquisition related costs or period costs associated with financing or refinancing activities

2011 Full Year Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.06	to	$0.07
Plus: real estate depreciation and amortization	0.59		0.59
Less: net gain on disposition of discontinued operations	(0.03)		(0.03)
FFO per diluted share	$0.62	to	$0.63

The Company estimates that its fully-diluted FFO per share for the quarter ending December 31, 2011 will be between $0.15 and $0.16, and that its fully-diluted net loss per share for the period will be between $0.01 and $0.02.

4th Quarter 2011 Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.02)	to	$(0.01)
Plus: real estate depreciation and amortization	0.17		0.17
FFO per diluted share	$0.15	to	$0.16

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, November 4, 2011, to discuss financial results for the three and nine months ended September 30, 2011.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.cubesmart.com. The dial-in numbers are 1-877-317-6789 for domestic callers and +1-412-317-6789 for international callers. After the live webcast, the call will remain available on CubeSmart’s website for thirty days. In addition, a telephonic replay of the call will be available until December 4, 2011. The replay dial-in number is 877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The reservation number for both is 10005470.

Supplemental operating and financial data as of September 30, 2011 is available on our corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2011	2010

ASSETS
Storage facilities	$1,740,880	$1,743,021
Less: Accumulated depreciation	(307,675)	(314,530)
Storage facilities, net	1,433,205	1,428,491
Cash and cash equivalents	12,491	5,891
Restricted cash	11,228	10,250
Loan procurement costs, net of amortization	11,574	15,611
Investment in real estate ventures, at equity	15,438	—
Other assets, net	19,182	18,576
Total assets	$1,503,118	$1,478,819

LIABILITIES AND EQUITY

Revolving credit facility	$—	$43,000
Unsecured term loans	300,000	200,000
Mortgage loans and notes payable	346,018	372,457
Accounts payable, accrued expenses and other liabilities	50,028	36,172
Distributions payable	7,293	7,275
Deferred revenue	9,326	8,873
Security deposits	476	489
Total liabilities	713,141	668,266

Noncontrolling interests in the Operating Partnership	42,521	45,145

Commitments and contingencies

Equity
Common shares $.01 par value, 200,000,000 shares authorized, 99,002,254 and 98,596,796 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	990	986
Additional paid in capital	1,030,847	1,026,952
Accumulated other comprehensive loss	(9,484)	(1,121)
Accumulated deficit	(314,380)	(302,601)
Total CubeSmart shareholders’ equity	707,973	724,216
Noncontrolling interest in subsidiaries	39,483	41,192
Total equity	747,456	765,408
Total liabilities and equity	$1,503,118	$1,478,819

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES
Rental income	$53,705	$48,057	$155,429	$140,467
Other property related income	5,862	4,652	15,894	13,044
Property management fee income	878	1,048	2,634	1,682
Total revenues	60,445	53,757	173,957	155,193
OPERATING EXPENSES
Property operating expenses	24,940	23,111	74,054	67,511
Depreciation and amortization	16,042	14,789	46,862	45,919
General and administrative	5,476	6,597	18,350	19,308
Total operating expenses	46,458	44,497	139,266	132,738
OPERATING INCOME	13,987	9,260	34,691	22,455
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(8,464)	(9,648)	(24,596)	(29,324)
Loan procurement amortization expense	(1,093)	(1,559)	(4,124)	(4,718)
Loan procurement amortization expense - early repayment of debt	—	—	(2,085)	—
Interest income	7	19	21	616
Acquisition related costs	(374)	(165)	(629)	(465)
Equity in losses of real estate ventures	(24)	—	(24)	—
Other	1	(67)	(200)	(142)
Total other expense	(9,947)	(11,420)	(31,637)	(34,033)

INCOME (LOSS) FROM CONTINUING OPERATIONS	4,040	(2,160)	3,054	(11,578)

DISCONTINUED OPERATIONS
Income from discontinued operations	361	1,045	3,411	2,882
Gain on disposition of discontinued operations	3,527	—	3,527	—
Total discontinued operations	3,888	1,045	6,938	2,882
NET INCOME (LOSS)	7,928	(1,115)	9,992	(8,696)
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(329)	76	(368)	487
Noncontrolling interest in subsidiaries	(771)	(441)	(2,011)	(1,267)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$6,828	$(1,480)	$7,613	$(9,476)

Basic and diluted earnings (loss) per share from continuing operations attributable to common shareholders	$0.03	$(0.03)	$0.01	$(0.13)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$0.04	$0.01	$0.07	$0.03
Basic and diluted earnings (loss) per share attributable to common shareholders	$0.07	$(0.02)	$0.08	$(0.10)

Weighted-average basic shares outstanding	98,895	93,724	98,836	93,154
Weighted-average diluted shares outstanding	100,284	93,724	100,264	93,154

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Income (loss) from continuing operations	$3,119	$(2,476)	$994	$(12,223)
Total discontinued operations	3,709	996	6,619	2,747
Net income (loss)	$6,828	$(1,480)	$7,613	$(9,476)

Same-store facility results (332 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended September 30,		Percent
	2011	2010	Change

REVENUES
Net rental income	$49,003	$47,740	2.6%
Other property related income	4,902	4,101	19.5%
Total revenues	53,905	51,841	4.0%

OPERATING EXPENSES
Property taxes	6,233	6,223	0.2%
Personnel expense	5,661	5,726	-1.1%
Advertising	1,383	1,571	-12.0%
Repair and maintenance	685	730	-6.2%
Utilities	2,237	2,457	-9.0%
Property insurance	691	705	-2.0%
Other expenses	2,916	2,812	3.7%
Total operating expenses	19,806	20,224	-2.1%
Net operating income (1)	$34,099	$31,617	7.9%
Gross margin	63.3%	61.0%
Period Average Occupancy (2)	80.8%	78.2%
Period End Occupancy (3)	80.8%	77.7%
Total rentable square feet	21,877	21,877
Realized annual rent per occupied square foot (4)	$11.09	$11.17	-0.7%
Scheduled annual rent per square foot (5)	$12.27	$12.00	2.2%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$34,099	$31,617
Non same-store net operating income (1)	3,245	38
Indirect property overhead (6)	(1,839)	(1,009)
Depreciation and amortization	(16,042)	(14,789)
General and administrative expense	(5,476)	(6,597)

Operating Income	$13,987	$9,260

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at September 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Same-store facility results (332 facilities)

(in thousands, except percentage and per square foot data)

	Nine months ended September 30,		Percent
	2011	2010	Change

REVENUES
Net rental income	$144,222	$140,490	2.7%
Other property related income	13,594	11,679	16.4%
Total revenues	157,816	152,169	3.7%

OPERATING EXPENSES
Property taxes	19,147	19,478	-1.7%
Personnel expense	17,096	16,589	3.1%
Advertising	4,508	4,719	-4.5%
Repair and maintenance	2,049	1,937	5.8%
Utilities	6,432	6,742	-4.6%
Property insurance	2,073	2,114	-1.9%
Other expenses	9,274	8,666	7.0%
Total operating expenses	60,579	60,245	0.6%
Net operating income (1)	$97,237	$91,924	5.8%
Gross margin	61.6%	60.4%
Period Average Occupancy (2)	78.7%	76.8%
Period End Occupancy (3)	80.8%	77.7%
Total rentable square feet	21,877	21,877
Realized annual rent per occupied square foot (4)	$11.17	$11.16	0.1%
Scheduled annual rent per square foot (5)	$12.13	$11.88	2.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$97,237	$91,924
Non same-store net operating income (1)	7,721	(1)
Indirect property overhead (6)	(5,055)	(4,241)
Depreciation and amortization	(46,862)	(45,919)
General and administrative expense	(18,350)	(19,308)

Operating Income	$34,691	$22,455

(1)         Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.

(2)         Square feet occupancy represents the weighted average occupancy for the period.

(3)         Represents occupancy at September 30 of the respective year.

(4)         Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)         Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.

(6)         Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Net income (loss)	$7,928	$(1,115)	$9,992	$(8,696)

Add (deduct):
Real estate depreciation and amortization	15,639	15,239	46,426	47,159
Gains on sale of real estate	(3,527)	—	(3,527)	—
Noncontrolling interests in subsidiaries’ share of FFO	(1,198)	(1,003)	(3,353)	(2,958)

FFO	$18,842	$13,121	$49,538	$35,505

Earnings (loss) per share attributable to common shareholders - basic and diluted	$0.07	$(0.02)	$0.08	$(0.10)
FFO per share and unit - fully diluted	$0.18	$0.13	$0.47	$0.36

Weighted-average basic shares outstanding	98,895	93,724	98,836	93,154
Weighted-average diluted shares outstanding	100,284	93,724	100,264	93,154
Weighted-average diluted shares and units outstanding	105,013	99,620	104,997	99,005

Dividend per common share and unit	$0.07	$0.025	$0.21	$0.08
Payout ratio of FFO (Dividend per share divided by FFO per share)	39%	19%	45%	21%